Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

CEMPRA, INC.

I.

The name of the corporation is Cempra, Inc. (the “Corporation”).

II.

The address of the Corporation’s registered office in the State of Delaware is 3500 South Dupont Highway, in the City of Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

IV.

The total number of shares that the Corporation will have authority to issue is [            ], consisting of (i) [            ] shares of common stock, $0.001 par value per share, and (ii) [            ] shares of preferred stock, $0.001 par value per share.

The board of directors is authorized to issue the preferred stock, subject to limitations prescribed by law and the provisions of this Certificate of Incorporation, as shares of preferred stock in series, and is authorized, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each series will include, but not be limited to, determination of the following:

(i) the number of shares constituting that series and the distinctive designation of that series;

(ii) the dividend rate on the shares of that series, whether dividends will be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such rights;

(iv) whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the board of directors will determine;

(v) whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund;

(vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) any other rights, preferences and limitations of that series.

The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

V.

The name and mailing address of the incorporator are as follows:

Kenneth E. Eheman, Jr.	4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607

VI.

Unless and except that the bylaws of the Corporation will so require, the election of directors of the Corporation need not be by written ballot.

VII.

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

VIII.

Special meetings of the stockholders may be called, at any time for any purpose or purposes, by the board of directors, or by such person or persons duly designated by the board of directors whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

IX.

(a) The board of directors will be divided into three classes, as nearly equal in number as possible. The initial classification of directors will be determined in accordance with a resolution or resolutions adopted by the board of directors. The term of office of the first class will expire at the first annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2012, the term of office of the second class will expire at the second annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2013, and the term of office of the third class will expire at the third annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2014. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire will be elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

(b) Any director may resign at any time upon notice given in writing or electronic transmission to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, will have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations will become effective, and each director so chosen will hold office as provided in this paragraph in the filling of other vacancies.

(c) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(d) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

X.

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no present or former director of the Corporation will be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, will eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

XI.

The Corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact such person is or was a director, officer or employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

XII.

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

XIII.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true this [            ] day of [            ], 201[  ].

This Certificate of Incorporation shall be effective at [            ] p.m. on [            ], 201[  ].

Kenneth E. Eheman, Jr. Incorporator

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